                                                                 EXHIBIT 10.6

                                Acknowledgement

To lease dated January 1, 1990 by and between Ralph C. Guild and Interep National Radio Sales, Inc.

Whereas,
Guild has granted a security interest in the Conference Center to The Bank of New York, and

Guild has granted his ownership interest in the Conference Center to the Ralph Guild 1990 Trust No 1, and

Interep is desirous of continued use of the Tuxedo Park Conference Center,

Therefore,
for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree that, for the duration of the lease term, no party will terminate the lease prior to December 31, 1999.

All payments under the lease will now be made to The Ralph Guild 1990 Trust
No. 1.


Acknowledged:


  /s/ Pat Healy
--------------------------


  /s/ Ralph C. Guild
--------------------------

                                     LEASE

        THIS LEASE, is made January 1, 1990, by and between RALPH C. GUILD, doing business as THE TUXEDO PARK EXECUTIVE CONFERENCE CENTER PROPRIETORSHIP, (hereinafter referred to as "Lessor" or "Landlord"), and INTEREP NATIONAL RADIO SALES, INC. a New York Corporation (hereinafter referred to as "Lessee" or "Tenant").

        WITNESSETH: In consideration of the rents hereinafter reserved and the covenants and agreements herein contained, Lessor does hereby lease unto Lessee, and Lessee does hereby take and lease from the Lessor, that certain parcel of land and improvements thereon known as the Tuxedo Park Executive Conference Center located at Tuxedo Park, New York, (the "Premises" or "Leased Premises"), for use as a corporate conference center. This lease is granted and accepted subject to the covenants, agreements, terms, conditions and restrictions hereinafter set forth.

        1. LEASE TERM: The term of this lease shall be 120 months, commencing January 1, 1990 and ending December 31, 1999 (the "Term"). Lessor shall have the right to terminate this lease at any time upon six months written notice to Lessee. Upon receipt of the foregoing cancellation notice, this lease shall be deemed terminated and of no further force or effect and the parties respectfully discharged of further obligations hereunder, except that Lessor shall reimburse the Lessee the then unamortized balance of the leasehold improvements made by the Lessee.

        In the event that Lessee is ordered to permanently vacate the Premises by a governmental agency or department with appropriate jurisdiction, the six month written lease cancellation notification period is waived and Lessee shall vacate Premises immediately. In such event, Lessor shall reimburse Lessee for one-half of the then unamortized balance of the leasehold improvement made by the Lessee.

        2. USE: Said Premises shall be used by the Lessee as an executive conference center, and for no other purpose whatever without the prior written approval of the Lessor. Lessee shall comply with the requirements of all statutes, regulations, ordinances, and orders of any Federal, State, City, County, or any other public authority affecting the use or occupancy of, or activity in, the Leased Premises, or in the Building in which the Leased Premises are located.

        3. RENT: Lessee agrees to pay Lessor, in lawful money of the United States of America, as rent for the Leased Premises, without demand or deductions, at Lessor's office at 100 Park Avenue, New York, New York, or at such other place as Lessor may designate in writing to the Lessee, with all rent checks to be made payable to The Tuxedo Park Executive Conference Center Proprietorship or such other person, firm or corporation as the Lessor may designate in writing, the following:

        The total rent for the term of ten years shall be Seven hundred thirty nine thousand two hundred ($739,200.00) dollars, payable in equal monthly installments of six thousand one hundred sixty ($6,160.00) dollars, in advance, commencing the first month of the term herein, and thereafter on the first day of each and every month during the term thereof.

        4. Additional Rent: (a) Lessee shall pay as additional rent a per person per day usage rent of twenty-five dollars. For purposes of illustration, if twenty individuals were to occupy the Premises for five days, the total additional rent for this five day period would be $2,500.00 (20 individuals x 5 days x $25). Lessee shall maintain a written log setting forth the names and dates of arrival and departure of every individual that utilizes the Premises. This log shall be made available for inspection by the Lessor at any time without prior notice to Lessee. This additional rent is due quarterly and shall be paid within forty-five days after the quarter ends.

        (b) Lessee shall pay as additional rent all operating expenses of the Premises. The term "operating expenses" is defined as including, without limitation, any and all expenses incurred by Lessor in connection with the cleaning, heating, lighting, air conditioning, servicing, operation, maintenance and repair of the building, its physical, electrical, and mechanical systems, and related exterior appurtenances, and ground rent increases, if any, and excluding only: interest and amortization of mortgages, depreciation of the Building, compensation paid to officers or executives of Lessor (other than management fees at going market rates), and income or franchise taxes or other such taxes imposed or measured by the income of the Lessor from the operation of the Building. (c) Lessee agrees to pay as additional rent all water and sewage charges and all real property taxes of every kind, character and description (including special assessments, if any), levied and assessed upon the Building and land, of which the Leased Premises are a part. Copies of bills shall be conclusive evidence of the amounts to be paid by Lessee.

        (d) Any delay or failure by Lessor to compute or bill for the rent adjustments provided herein shall not constitute a waiver of or in any way impair the continuing obligation of Lessee to pay such rent adjustments. Lessee's obligation to pay rent and additional rent shall survive the expiration of this lease.

        5. INSURANCE: Lessee shall, at its own cost and expense, maintain with
           ---------
responsible companies approved by Lessor a) comprehensive general liability insurance against all claims, demands or actions for injury to or death of person or damage to property to the limit of not less than $1,000,000.00 per occurrence, which insurance shall name Lessor, its agents, employees, contractors, licensees and invitees as additional insureds; b) fire insurance with extended coverage, vandalism, malicious mischief, and flood endorsements covering the Premises and all fixtures, equipment, furnishings, to the extent of at least one hundred (100%) percent of their replacement value, and in any event in an amount sufficient to prevent Tenant from becoming a co-insurer under provisions of applicable policies. All of said insurance shall be in form and with deductibles satisfactory to Lessor and shall provide that it shall not be subject to cancellation, termination or change except after at least thirty (30) days prior written notice to Lessor. All policies required pursuant to this paragraph shall be deposited with Landlord prior to the lease commencement date and all such policies shall be delivered with satisfactory evidence of the payment of the premium therefor. Evidence of premium payments shall be forwarded to Lessor by Lessee as they come due and are paid.

        6. QUIET POSSESSION: The Lessor agrees that the Lessee, upon paying the rent and performing all of the covenants and conditions of this Lease, may quietly have, hold, and enjoy the Leased Premises during the Term hereof or any extensions thereof.

        7. ENTRY: Lessor and its agents may enter the Leased Premises at any reasonable time, and, when practical, upon reasonable notice, to inspect or make repairs or perform any other work Lessor deems necessary or desirable for maintenance and protection of the Leased Premises; to cure defaults or breaches by Lessee; or to show the Leased Premises to a prospective lessee, purchaser, mortgagor, or other person. Lessee shall not install any locks or alter any locks provided by Lessor in the doors providing ingress and egress from the Leased Premises without the prior written consent of Lessor.

        8. SIGNS: Lessee shall not cause or permit any sign, lettering, advertisement, or notice to be inscribed, painted, or affixed on any part of the outside or inside of the

Leased Premises or the Building.

        9. RULES AND REGULATIONS: In its use and occupancy of the Leased Premises, Lessee shall comply with all applicable laws and reasonable rules and regulations respecting the operation of the Building which shall have been or hereafter are from time to time published and promulgated by Lessor.

       10. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this Lease or any interest hereunder or sublet the Leased Premises or any part thereof without the prior written consent of Lessor. In the event of any assignment or subletting, the assignee shall assume the obligations of this Lease and the Lessee and assignee or sublessee shall be jointly and severally liable for the performance of Lessee's covenants under this Lease. Any subletting without the written consent of the Lessor shall confer no rights whatever upon any such subtenant or any assignee.

       11. SPECIAL EQUIPMENT; FLOOR LOAD: Lessee shall not install or operate in the Leased Premises any electrical equipment, safe, or machinery (including power assisted filing systems computers, refrigerators, freezers, etc.), whatever, movable or not, other than with the prior written consent of the Lessor. Lessee shall not install any other equipment of any kind which will or may necessitate any changes, replacements, or additions to, or require the use of the plumbing, heating, air conditioning, or electrical systems of the Building without the prior written consent of the Lessor. Installation and operation of additional air conditioning, fans, blowers, electrical or other facilities required in connection with the installation and operation of any computers or other large business equipment shall be Lessee's expense and shall be installed or operated only after obtaining Lessor's written consent.

        Lessee assumes liability for any injury, damage or obligation incurred due to violation of this section.

        12. LIABILITY: Lessor shall not be liable for any damage or injury to any property or person incurred in the Leased Premises or in the Building or on the real property abutting such building or on the parking lots serving it from any cause unless such damage of injury shall have been caused by the willful or negligent act or omission of Lessor or its agents acting within the scope of their employment.

        Lessor shall not be liable to Lessee or Lessee's agents, employees, servants, customers, clients, or guests for any loss, damage, compensation or claim arising from any interruption in the use of all or any part of the Leased Premises or any termination of this Lease by reason of the necessity of repairing any portion of the Building or the total or partial destruction of the Leased Premises or from any fire, robbery, theft, or any other casualty.

        13. HOLD OVER AT END OF TERM: Should the Lessee continue in possession of the Leased Premises after the end of the Term or any extension hereof, with the express or implied consent of the Lessor, such holding over shall be construed to be a tenancy from month to month only, and such monthly tenancy shall be subject to the covenants, conditions, rules and regulations herein contained or referred to and shall be for and upon a monthly rental equal to 125% of the monthly installments provided for in Article 3 hereof (unless otherwise changed in writing by the Lessor), and further, Tenant agrees to pay all damages, direct and indirect, which Landlord suffers as a consequence of Tenant's so holding over; further, such tenancy may be terminated by thirty (30) days' written notice given by either party to the other of his or its intentions to do so. At the expiration of a holding over period, Lessee shall yield the Leases Premises to Lessor in as good order and repair as when delivered to Lessee, ordinary wear and tear and damage by fire and extended coverage perils excepted.

        14. DAMAGE TO THE PREMISES BY LESSEE: The Lessee agrees that they will, at their own expense, but under the direction of the Lessor, promptly repair any injury or damage that may be done to the Leased Premises, or any part thereof, by the Lessee, or any person or persons permitted on said Leased Premises by Lessee.

        15. DESTRUCTION: If the Leased Premises or the Building receive major damage or destruction by fire or other casualty without the fault or neglect of Lessee or its agents or invitees, to an extent which renders, in Lessor's reasonable judgment, the Leased Premises totally untenantable, this Lease shall, upon notice given by Lessor to Lessee, terminate as of the date of the casualty and any prepaid unearned rent shall be refunded to Lessee.

        If the Leased Premises shall be damaged by fire or other casualty, without the fault or neglect of Lessee or its agents or invitees, and thereby rendered partially untenantable, Lessor shall if the law permits repair the damage at its expense with reasonable promptness, and that portion of the rent in proportion to the amount of rented space in the Leased Premises rendered untenantable by such fire or other casualty shall be abated from the time of such damage until such repairs are completed; provided, however, that if the Leased Premises are rendered partially untenantable by such fire or other casualty and have not been lawfully restored within ninety (90) days, of such fire or casualty, then either party may elect to terminate this Lease by giving written notice to the other party.

        Lessor shall not be liable for loss or damage caused by fire or perils covered by insurance policies maintained by the Lessee with respect to the Leased Premises, the Building, or any equipment contained therein.

        16. ALTERATIONS AND REPAIRS: It is agreed that by assuming possession of the Leased Premises pursuant to this

Lease, Lessee accepts and affirms that the Premises are in a tenantable and good condition; that the Lessee shall take good care of the Premises, and they shall not be altered, repaired or changed in any manner without written consent of the Lessor (which consent shall not unreasonably be withheld), and that unless otherwise provided by written agreement, all alterations, improvements and changes that may be required shall be done either by or under the direction of the Lessor, but at the cost of the Lessee, that all alterations, additions and improvements made in and to the Premises shall, unless otherwise provided by written agreement, be the property of the Lessor, and shall remain upon and be surrendered with the Premises; that all damages or injury done to the Premises by the Lessee, or by any person who may be in or upon the Premises with the consent of the Lessee shall be repaired by the Lessee at Lessee's expense; and that the Lessee shall, at the termination of this Lease, surrender the Premises to the Lessor in as good order and repair as when delivered to Lessee, ordinary wear and tear excepted. Lessee shall not permit the placing of any mechanics liens against the land or Building in respect of any work Lessee causes to be done on the Leased Premises. Lessee hereby agrees to indemnify Lessor for any violation of any of the above covenants. In the event of such violation, Lessor (upon giving Lessee reasonable notice thereof) shall have the right to cure same, and to be promptly reimbursed by Lessee for all of Lessor's costs in connection with curing said violations.

        Lessee shall not do or permit any act which shall constitute a nuisance.

        17. CONDEMNATION: (a) Entire Leased Premises: in the event the entire area of the Leased Premises shall be acquired by authority of any governmental or quasi-governmental agency in the exercise of its power of eminent domain, and such taking relates to the entire Leased Premises,the rights and obligations of the parties hereunder (except rights and obligations accruing prior to such taking) shall terminate as of the date of such taking, and there shall be an abatement in the payment of all rentals and other sums payable by Lessee under the terms of this Lease accruing thereafter.

        (b) Partial Taking: If during the continuance of this Lease, a portion (but less than all) of the Leased Premises shall be acquired by authority of any government or governmental agency in the exercise of its power of eminent domain, Lessor shall have the option of terminating this Lease as of the date of such partial taking (by giving Lessee 30 days written notice of termination within 90 days after such partial taking) and, in the event of such termination, there shall be an abatement in the payment of all rentals and other sums payable by Lessee under the terms of the Lease accruing thereafter. If the Lessor does not so terminate this Lease, rent provided for in Article 3 hereof accruing thereafter shall be reduced in the same proportion that the area of the Leased Premises so taken, if any, bears to the total area of the Leased Premises immediately prior to such taking, and any additional rent thereafter payable under Article 3 hereof which is computed on the basis of the ratio of the area of the Leased Premises to the total office space of the Building shall thereafter be computed on the basis of whatever ratio thereafter accurately reflects the actual ratio of the area of the Leased Premises to the total office space of the Building.

        In no case provided for by this Article shall Lessee have any claim against Lessor for the value of any unexpired term of this Lease, nor shall Lessee be entitled to any part of any condemnation award made to Lessor.

        18. DEFAULT: Each of the following shall be deemed a default by Lessee and a breach of this Lease:

        (a) The filing of a petition by or against Lessee in any court or pursuant to any federal, state, or municipal statute for the adjudication of Lessee as an insolvent or a bankrupt, for the appointment of a receiver of Lessee's property, or for reorganization or arrangement within the meaning of any section of the National Bankruptcy Act, as now or hereafter amended or supplemented; any general assignment made by Lessee for the benefit of Lessee's creditors; or the commencement of any action or proceeding for the voluntary or involuntary dissolution or liquidation of Lessee; provided, however, that in case of any petition or action brought by any third party, Lessee shall have thirty days from the date of such filing to have said decree; adjudication or appointment vacated.

        (b) Lessee's failure to pay any rent or additional rent reserved by this Lease or any installment or any part thereof in the manner therein provided for a period of three (3) working days after same is due; any violation of, failure or neglect to keep or perform any other covenant, condition or agreement herein contained to be kept and performed on the part of Lessee for a period of ten (10) days after service by Lessor upon Lessee of written notice of such violations, failure or neglect; the abandonment, desertion, or vacancy of the Leased Premises.

        19.     REMEDIES IN EVENT OF DEFAULT, BANKRUPTCY OR INSOLVENCY OF
LESSEE: If Lessee defaults (a) in payment of any installment of the rent, and fails to cure such default within 3 days or, (b) in the prompt or full performance of any other provisions of this Lease on Lessee's part to be performed and fails to cure such default within 10 days after notice thereof, Lessor may lawfully enter the Leased Premises or any part thereof and repossess the same, and expel Lessee and those claiming under and through Lessee and remove Lessee's effects without being deemed guilty in any manner of trespassing, and upon entry as aforesaid, this Lease shall terminate and Lessee warrants that in case of such termination, Lessee will indemnify Lessor against all loss of rent and expenses in recovering possession of the Leased Premises which Lessor may incur by reason of such termination during the balance of the Term, provided Lessor shall make every reasonable effort to mitigate such loss by re-letting said Leased Premises. In the event Lessee is declared a bankrupt this Lease, at the option of Lessor, shall terminate upon 30 days' written notice.

        20. SUBORDINATION: This Lease is subject and subordinate to the lien of all and any mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber or otherwise affect the real estate, or Lessor's leasehold interest therein, and to all and any renewals, extensions, modifications, recasting or refinancing thereof. In confirmation of such subordination, Lessee shall, at Lessor's request, promptly execute any requisite or appropriate certificate or other document. Lessee hereby constitutes and appoints Lessor at Lessee's attorney-in-fact to execute any such certificate or certificates for or on behalf of Lessee. Lessee agrees that in the event that any proceedings are brought for the foreclosure of any such mortgage, Lessee shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser and to recognize such purchaser as the Lessor under this Lease, and Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder in the event that any such foreclosure proceeding is prosecuted or completed.

        21. EFFECT OF CONVEYANCE: In the event of any sale of the building in which the Leased Premises is located, Lessor shall be relieved of all covenants contained in and obligations arising from this Lease, and it shall be deemed and construed, without further agreement between the parties hereto, or between the parties hereto and any transferee of the building, that the transferee of such building has assumed and agreed to carry out any and all covenants and obligations of Lessor, and that the Lessee has agreed to continue to carry out all covenants and obligations of Lessee, contained in this Lease.

        22. RIGHTS OF SUCCESSORS AND ASSIGNS: The covenants and agreements contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective assigns, successors in interest and legal representatives, except as expressly otherwise provided.

        23. VALIDITY OF COVENANT: It is further expressly understood and agreed by and between the parties herein that in the event any covenant or condition herein contained is held to be invalid or void by any court of competent jurisdiction, the remainder of the lease, covenants shall not be effected thereby, but shall remain valid and enforcible, as permitted by law.

        24. ATTORNEY'S FEES AND COSTS: In the event of any action at law or in equity between Lessor and Lessee to enforce any of the provisions and/or rights hereunder, the unsuccessful party to such litigation covenants and agrees to pay to the successful party all costs and expenses, including reasonable attorney's fee, incurred therein by such successful party, which shall be included in and as part of such judgment.

        25. BROKERS: Lessor and Lessee each represent and warrant one to another that except as hereinafter set forth neither of them has employed any broker in carrying on negotiations relating to this Lease. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against any claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

        26. ESTOPPEL CERTIFICATE: Lessee agrees, at any time and from time to time, upon not less than five (5) days prior written notice by the other, to execute, acknowledge and deliver to Lessor a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and any other charges hereunder have been paid by Lessee, (iii) stating whether or not to the best knowledge of Lessee, Lessor is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default of which he may have knowledge, (iv) stating any other matter(s) relative to this Lease which may be the subject of reasonable inquiry, and (v) stating the address to which notices to Lessee should be sent. Any such statement delivered pursuant hereto may be relied upon by the requesting Party or by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any mortgagee or other lender, or prospective mortgage or other lender, of the Building or the Land or of Lessor's interest in either, or any prospective assignee of any such mortgagee.

        27. NOTICES: Any notice or demand which, under the terms of this Lease or under any existing or future statute, ordinance or regulation must or may be given or made by the parties to the Lease shall be in writing and shall be deemed given or made when mailed by registered mail, addressed to the other party at the Building.

        Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. The date of service of any notice hereunder by mail shall be the date such notice is postmarked by any post office. If Lessee is comprised of more than one person, any notice hereunder is sufficient if sent to any of them.

        28. RENEWAL: At the expiration of the initial term, the Lessee shall have the right to another 10-year term by giving notice, in writing, of intent to exercise this option, 180 days prior to the expiration of the initial term, the rental and all other substantive terms to be agreed upon by the parties at that time.

        IN WITNESS WHEREOF, Lessor and Lessee have caused these presents to be
        -------------------
signed and sealed by one or more of their representatives.


          Witness:                   LESSEE:  Interep National Radio Sales, Inc.


                                     By: /s/ [SIGNATURE ILLEGIBLE]
---------------------------------       --------------------------------------

Date:
     ----------------------------



          Witness:                   LESSOR:  TUXEDO PARK
                                              EXECUTIVE CONFERENCE
                                              CENTER PROPRIETORSHIP


   /s/ Debbie Schwartz               By:  /s/ Ralph C. Guild
---------------------------------       --------------------------------------
                                         Ralph C. Guild,
                                         Proprietor

                               AMENDMENT OF LEASE

          AMENDMENT OF LEASE, dated December 3, 1998, between the RALPH GUILD 1990 TRUST NO. 1 ("Landlord") and INTEREP NATIONAL RADIO SALES, INC. ("Tenant").

     RECITALS:

     A. Pursuant to the lease, dated January 1, 1990 (the "Lease"), Ralph C. Guild leased to Tenant premises known as the Tuxedo Park Executive Conference Center in Tuxedo Park, New York. Capitalized terms in this Amendment have the meanings given to them in the Lease.

     B. The Ralph Guild 1990 Trust No. 1 succeeded to the interest of Mr. Guild as Landlord.

     C.   The parties desire to amend the Lease as provided below.

     NOW, THEREFORE, the parties agree as follows:

     1. The Term of the Lease is extended to expire on December 31, 2009. Neither Landlord nor Tenant shall have any option to renew the Term beyond, or to terminate the Term before, such date. In confirmation thereof, Paragraphs 1 and 28 are deleted from the Lease.

     2. Paragraphs 3 and 4 of the Lease are amended to provide for the following rent and additional rent during the periods set forth below.


-----------------------------------------------------------------------
                                                         Per Person
               Year                    Monthly Rent  Per Day Usage Rate
               ----                    ------------  ------------------
-----------------------------------------------------------------------
January 1, 2000 - December 31, 2001      $6,500.00         $50.00
-----------------------------------------------------------------------
January 1, 2002 - December 31, 2003      $7,000.00         $55.00
-----------------------------------------------------------------------
January 1, 2004 - December 31, 2005      $7,500.00         $60.00
-----------------------------------------------------------------------
January 1, 2006 - December 31, 2007      $8,000.00         $65.00
-----------------------------------------------------------------------
January 1, 2008 - December 31, 2009      $8,500.00         $70.00
-----------------------------------------------------------------------

     3. Effective from and after January 1, 2006, the rates of additional rent (that is, the per person per day usage) shall be subject to increase if, on or before June 1, 2005, the parties agree that the rates provided above are less than the rates then prevailing in Manhattan for comparable hotel rooms. In the absence of agreement of the parties, the rates for the additional rent shall remain as provided above.

     4. Accept as modified above, the Lease shall remain unchanged and in full force and effect, and is ratified and confirmed.

          IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

RALPH GUILD 1990 TRUST NO. 1        INTEREP NATIONAL RADIO SALES, INC.


/s/ RALPH GUILD                         /s/ WILLIAM J. McENTEE
_________________________, Trustee  By________________________________________
                                        William J. McEntee, Jr.,Vice President